Exhibit 99.1
EnerSys Appoints Navi Grewal as Chief Digital, AI and Information Officer
Experienced technology and transformation executive to support enterprise simplification, operational excellence and digital innovation
READING, Pa., October 14, 2026 — (BUSINESS WIRE) — EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial, infrastructure, and defense applications, today announced the appointment of Navi Grewal as Chief Digital, AI and Information Officer, effective October 16, 2026. Ms. Grewal will report to Shawn O’Connell, President and Chief Executive Officer, and will serve as a member of the EnerSys Executive Leadership Team.
In this role, Ms. Grewal will lead EnerSys’ global digital, artificial intelligence, information technology, cybersecurity and enterprise data strategy. Her responsibilities will include modernizing global business systems, advancing digital transformation and establishing an enterprise AI strategy, with an emphasis on secure and reliable technology operations, data and automation.
Ms. Grewal joins EnerSys with nearly three decades of experience leading technology organizations and enterprise transformation across global industrial, manufacturing and consumer businesses. Most recently, she served as Global Chief Digital and Technology Officer at MasterBrand Cabinets, where she provided enterprise-wide leadership across technology infrastructure, enterprise applications, cybersecurity, enterprise risk management, AI, data and digital strategy.
At MasterBrand Cabinets, Ms. Grewal led technology and digital transformation initiatives spanning core systems, data and analytics, manufacturing technology and cybersecurity, helping advance productivity and operational performance across the organization. Previously, she held leadership roles at DuPont, including Global Chief Information Officer for Water & Protection and Vice President, Enterprise Customer Experience. Earlier in her career, she held technology and business leadership roles with Church & Dwight, Campbell Soup Company and Exelon Corporation.
“Navi brings deep technology experience and a strong track record of leading transformation initiatives and delivering meaningful business outcomes across complex global manufacturing organizations,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “As we continue executing our strategy to simplify operations, improve productivity and strengthen how we leverage technology, data and AI across the organization, Navi will play an important role in helping us enhance decision-making and drive operational excellence across our business.”
“EnerSys has a strong reputation for innovation, quality and supporting customers in some of the world’s most demanding stored energy applications,” said Navi Grewal, Chief Digital, AI and Information Officer of EnerSys. “I’m excited to join the Company and help strengthen its technology and digital capabilities, enable more efficient ways of working and support the team’s continued focus on productivity, innovation and growth.”
Ms. Grewal holds a Bachelor of Science degree in Engineering from Regional Engineering College in Jalandhar, India, and has completed executive leadership development through Columbia University.
About EnerSys
EnerSys is a global leader in stored energy solutions helping industrial, infrastructure and defense customers address critical power and operational needs with batteries, chargers and other power equipment. The company delivers integrated solutions that combine energy storage technologies, power electronics, software-enabled intelligence, technical expertise and comprehensive global customer support. EnerSys supports customers across communications networks, data centers, energy infrastructure, material handling, transportation, aerospace and defense — including applications where power continuity is essential. Serving customers in more than 100 countries, EnerSys helps organizations manage energy more reliably, efficiently and intelligently in complex operating environments where uptime, safety and resilience matter. For more information, visit www.enersys.com.

Caution Concerning Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this press release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. The statements in this press release are made as of the date hereof, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2026. No undue reliance should be placed on any forward-looking statements.

CONTACT
Lisa Hartman Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com